UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2018

BLACK CACTUS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55880	46-2500923
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8275 S. Eastern Avenue, Suite 200 Las Vegas, Nevada	89123
(Address of principal executive offices)	(Zip Code)

(702) 724-2643

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 8.01 Other Events.

On April 26, 2018, Black Cactus Global, Inc. (the “Company”) entered into a termination agreement (the “Termination Agreement”) with Planet Partners Productions Ltd. (“Planet Partners”). The Company and Planet Partners had entered into a Business Development Consultant Agreement in December, 2017. In satisfaction of any further monetary or other consideration to be paid to Planet Partners, the Company agreed that the two million shares of its common stock previously issued to Planet Partners would be retained by Planet Partners in satisfaction of all consideration due it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK CACTUS GLOBAL, INC.

Date: May 3, 2018	By:	/s/ Harpreet Sangha
	Name:	Harpreet Sangha
	Title:	Chairman of the Board